Exhibit 99.2

FOR IMMEDIATE RELEASE:

Blonder Tongue Comments on Continuing Cost Reduction Activities

OLD BRIDGE, NJ / August 20, 2020 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) commented today on its continuing efforts to reduce its costs and conserve its working capital and liquidity. While the Company has indicated that there have been no material developments or change in circumstances with respect to the Company’s ongoing business activities since the Company issued its second quarter earnings release on August 7, 2020, the Company is providing this additional commentary to confirm its continuing evaluation of cost and overhead reduction programs and reiterate certain previously-disclosed working capital conservation efforts that began in late 2019.

Blonder Tongue’s Chief Executive Officer Ted Grauch noted, “Beginning in the third quarter of 2019, Blonder Tongue began a comprehensive program to reduce operational costs, and those efforts have continued throughout 2020, and have been adapted in light of the effects of the COVID-19 pandemic on our business. As previously disclosed, we are continuing to evaluate and implement further cost and overhead reduction programs to address a potential extended period of reduced economic activity, including the possibility of these conditions continuing through at least the end of the year. In furtherance of these initiatives, through voluntary deferred compensation arrangements with our executive management team and certain directors, we have reduced our cash compensation outlays for 2020.”

As previously disclosed, the Company and its executive management team have entered into deferred compensation arrangements through which the officers have agreed to suspend payments of a certain percentage of their cash compensation in exchange for the Company accruing, on each date the cash compensation would otherwise be due, a number of shares of the Company’s common stock equal to the cash compensation otherwise payable on such date divided by the fair market value of the common stock on such date. The shares accrued on behalf of each of the executives will be delivered to each of them on or before certain dates in 2021. In addition, certain of the Company’s directors have similarly agreed to defer all or a portion of their cash directors’ fees in return for the Company accruing shares of its common stock on substantially similar terms, and two of the Company’s directors have agreed to defer 100% of their cash directors fees that would otherwise be payable in 2020, in return for the payment of such deferred amounts in cash over a five-month period commencing in January 2021.

As circumstances warrant, the Company may enter into additional deferred compensation arrangements with its officers, directors and other key staff, based on and as economic circumstances dictate. The implementation of the foregoing equity-based deferred compensation arrangements as they relate to certain persons, including the Company’s executive officers and the Company’s directors, require periodic filings with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934 on Form 4, disclosing the acquisition and divestiture of shares of the Company’s common stock.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2019 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com